Exhibit 24(d)

IBM INTERNATIONAL CAPITAL PTE. LTD.
CERTIFICATE OF THE SECRETARY

I, Chang Shu Lei, the undersigned Secretary of IBM International Capital Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore, do hereby certify as follows:

Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of IBM International Capital Pte. Ltd., authorizing the officers of the Company to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

IN WITNESS WHEREOF, I have executed this certificate as of this 29th day of January 2024.

/s/ Chang Shu Lei
Chang Shu Lei
Secretary

IBM INTERNATIONAL CAPITAL PTE. LTD.

(Company Registration No. 202345465D)

(Incorporated in Singapore)

DIRECTORS’ RESOLUTIONS IN WRITING PURSUANT TO
THE CONSTITUTION OF THE COMPANY

The undersigned:

1.	Heng Koh Yen
2.	Chang Shu Lei
3.	Ong Shalley and
4.	Mark William Hobbert

acting in their capacity as Directors of IBM International Capital Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (hereinafter “the Company”), and jointly constituting the entire board of Directors of the Company (hereinafter “the Board”), hereby unanimously adopt the following resolutions:

WHEREAS:

1.	The Company was formed as a “finance subsidiary” of International Business Machines Corporation (“IBM”), as described by the U.S. Securities and Exchange Commission (the “SEC”) in Rule 13-01(a)(4)(vi) of Regulation S-X. It may issue debt which shall carry the full and unconditional guarantee of IBM.

2.	In connection with the adoption of the following resolutions and actions to be taken hereunder, Heng Koh Yen, Chang Shu Lei, Ong Shalley and Mark William Hobbert of the Company (the “Authorized Persons” and each an “Authorized Person”) may further delegate, in whole or in part, the authority provided in these resolutions as set forth below and any such delegation is hereby approved and acknowledged.

3.	In connection with the adoption of the following resolutions and actions to be taken hereunder, each Authorized Person and officer[1] of the Company may enter into a written Power of Attorney (“Power of Attorney”) as set forth below and the entry into any such Power of Attorney, and the appointment of the attorneys thereunder, is hereby approved and acknowledged.

4.	In accordance with Regulation 98 of the Constitution of the Company, a resolution in writing which is signed by a majority of the Directors shall be valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

THEREFORE, IT IS HEREBY:

RESOLVED, that the Company is authorized to offer, issue and sell notes, debentures or other debt instruments including but not limited to debt securities of the Company (the “Indebtedness”) which may take any form or tenure, which shall be fully and unconditionally guaranteed by IBM, and which may include, without limitation, Indebtedness issued pursuant to a registration statement filed by the Company and IBM (as guarantor) under the United States Securities Act of 1933 (the “Securities Act”), as well as Indebtedness issued pursuant to an exemption therefrom; Indebtedness with a maturity of less than one year at the time of issuance; Indebtedness in the form of commercial paper, extendible notes and/or any other form of debt or program offering which may be sold publicly or privately placed pursuant to exemptions from applicable securities laws.

RESOLVED, that the Authorized Persons, or any of them acting individually be, and each hereby individually is, delegated full power and authority to authorize and approve the offer, issuance and sale of all Indebtedness pursuant to these resolutions and, in connection therewith, to negotiate and finalize all of the terms and provisions related to such Indebtedness, and to execute and implement all agreements relating to the issuance and sale of such Indebtedness.

RESOLVED, that the Authorized Persons be, and each of them acting individually hereby is, authorized and empowered to prepare for filing with the SEC an automatic or other shelf registration statement on Form S-3ASR or other appropriate Form under Rule 415 of the Securities Act for all Indebtedness which may be registered pursuant to these resolutions (any such registration statement hereinafter, a “Registration Statement”) and that the Authorized Persons and officers of the Company be, and each of them is, hereby vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Company to sign, or cause to be signed electronically, such Registration Statement (which may constitute one or more post-effective amendments to registration statements previously filed with the SEC), and any and all amendments to the aforementioned Registration Statement, and to file said Registration Statement and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, and all actions in connection with the preparation, execution and filing of said Registration Statement with the SEC on behalf of and as attorneys for the Company are hereby ratified, approved and adopted in all respects.

RESOLVED, that the Authorized Persons be, and each hereby individually is, fully authorized in the name and on behalf of the Company, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Indebtedness for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any non-US jurisdiction and in connection therewith, to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such person of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the ratification by the Company of the papers and documents so executed and the actions so taken.

1 As defined in Section 4 of the Companies Act 1967 of Singapore.

RESOLVED, that the Company is hereby authorized to list the Indebtedness on any public exchange, and the Authorized Persons are each hereby individually authorized on behalf of the Company to execute all listing applications, fee agreements and other documents in connection with the foregoing.

RESOLVED, that the Authorized Persons be, and they each hereby individually is, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Company, and to pay all expenses and taxes as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing resolutions.

RESOLVED, that the Authorized Persons be, and each hereby individually is, authorized in the name and on behalf of the Company, to further delegate, in whole or in part, the authority provided in these resolutions to any officer or director of the Company or to the Corporate Treasurer of IBM or any Assistant Treasurer of IBM, and any such delegation is hereby approved and acknowledged.

RESOLVED, that each of the Authorized Persons and officers of the Company, may, by Power of Attorney, authorize any director or officer of the Company, the Corporate Treasurer of IBM, any Assistant Treasurer of IBM or any Counsel of IBM or any Associate General Counsel of IBM to take any action and to execute and deliver any agreement, instrument, or other document referred to in the foregoing resolutions in place of or on behalf of such person, as if each such person was taking such action personally, and the entry into any such Power of Attorney, and the appointment of the attorneys thereunder, is hereby approved and acknowledged; and

RESOLVED, that any and all actions heretofore taken by any person acting within the terms of the foregoing resolutions, are hereby ratified, confirmed, approved and adopted in all respects as the valid act and deed of the Company.

These resolutions may be executed on any number of separate counterparts (including counterparts returned by scan, Portable Document Format (“PDF”), fax, TIFF, telecopy or other reliable electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same. A set of the copies of these resolutions, signed by the Directors, shall be filed with the minutes of proceedings of the Board of Directors and maintained as part of the official records of the Company.

[signature pages to follow]

Dated as of January 29, 2024

IBM International Capital Pte. Ltd.

/s/ Heng Koh Yen
heng koh yen
Place of signing: Singapore

/s/ Chang Shu Lei
chang shu lei
Place of signing: Singapore

/s/ Ong Shalley
ong shalley
Place of signing: Singapore

/s/ Mark William Hobbert
Mark William HobbErt
Place of signing: Armonk, NY, USA